EXHIBIT 99.1

  Premiere Global CEO Adopts New 10b5-1 Plan for Shares Not Executed
                          under Previous Plan

    ATLANTA--(BUSINESS WIRE)--Feb. 23, 2005--Premiere Global Services, Inc. (NYSE:PGI), a provider of innovative ASP-based communication technologies for business process automation, today announced that Boland T. Jones, its Chairman and Chief Executive Officer, has established a new 10b5-1 plan to sell shares of Company common stock that were not executed under a previous plan that expired. Proceeds from the sales will be used to repay certain debt to the Company and to diversify personal investments.
    In addition, T. Lee Provow, President, Data Communications, and Theodore P. Schrafft, President, Conferencing & Collaboration, have established 10b5-1 plans to sell a portion of their holdings of Company common stock to diversify personal investment portfolios.
    The plans were established in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended. Rule 10b5-1 allows corporate insiders to adopt written plans to sell a specified number of shares of company stock over a predetermined period of time. Insiders may adopt such plans when they are not in possession of material nonpublic information.
    Sales under the plans will begin no earlier than two trading days after the Company files its annual report on Form 10-K for the year ended December 31, 2004. Mr. Jones' plan will cover the sale of an aggregate of up to 1,072,650 shares, representing the total number of shares that remained unexecuted upon expiration of his previous plan. Plans for Messrs. Schrafft and Provow will cover the sale of an aggregate of up to 132,872 shares and 90,000 shares, respectively.
    Subject to specified price limitations set forth in each plan, sales under Mr. Jones' plan will be made in weekly installments over a 26-week period, subject to acceleration of sales if additional weekly sales price limits are met, and sales under Messrs. Schrafft's and Provow's plans will be made in monthly installments over a six-month period. Following completion of the planned sales, and assuming all of the shares subject to the plans are sold, Mr. Jones will beneficially own approximately 3.2 million shares, and Messrs. Schrafft and Provow will hold approximately 228,000 and 385,000 shares, respectively, of Company common stock or options to acquire Company common stock. Appropriate securities filings reporting the sales will be made with the Securities and Exchange Commission when due.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc., formerly Ptek Holdings, Inc., innovates and markets communication technologies on our proprietary platform that automate and enhance our enterprise customers' critical business processes.
    With approximately 2,200 employees in 18 countries around the world, Premiere Global Services(SM) has an established customer base of greater than 45,000 corporate accounts, including a majority of the Fortune 500. Customers use our services for a variety of business processes, including investor calls, receivables collections, Web-based continuing education, confirmations of securities trades and travel reservations, electronic statements and invoices, local-access international conferencing, document capture and automation, e-mail campaign marketing, mobile access and printing of documents, automated prescription renewals and other applications.
    Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: technological change; the development of alternatives to our services; our ability to manage our growth; integration of acquired companies; possible adverse effects on our financial condition if we are unable to retain IBM as a customer at the levels currently forecasted; possible adverse results of pending or future litigation or infringement claims; service interruptions; competitive pressures, including pricing pressures; general domestic and international economic, business or political conditions; legislative or regulatory changes; increased financial leverage; our dependence on our subsidiaries for cash flow; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

    CONTACT: Premiere Global Services, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462